                                 EXHIBIT 10.33

          [THE ORIGINAL OPTION EXERCISE PRICE OF $3.75 PER SHARE HAS BEEN ADJUSTED TO $5.63 PER SHARE TO REFLECT THE TWO-FOR-THREE REVERSE STOCK SPLIT EFFECTED ON MARCH 24, 1997]

                        KARTS INTERNATIONAL INCORPORATED

                      NON-QUALIFIED STOCK OPTION AGREEMENT

Non-Qualified Option No. __________

         NON-QUALIFIED STOCK OPTION AGREEMENT (the "Agreement") made this the 24th day of July, 1996 (the "Date of Grant"), by and between KARTS INTERNATIONAL INCORPORATED, a Nevada corporation (the "Company"), and the undersigned officer, director, employee or advisor of the Company or a subsidiary thereof (the "Optionee").

                               W I T N E S E T H:

         WHEREAS, the Company desires, by affording the Optionee an opportunity to purchase shares of its common stock, $.001 par value per share (the "Common Stock"), as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto have agreed, and do hereby agree, as follows:

         1. Grant of Option. The Company hereby grants to the Optionee the right and option to purchase all or any part of an aggregate of __________________ shares of the Common Stock (such number being subject to adjustment as provided in Section 15 hereof) pursuant to the terms and conditions set forth herein (the "Option").

         2. Purchase Price. The purchase price of the shares of the Common Stock covered by the Option shall be $3.75 per share, which represents the closing bid price of the Common Stock as quoted on the OTC Bulletin Board on July 24, 1996, subject to adjustment as provided in Section 15 hereof.

         3. Term of Option. The term of the Option shall be for a period of five (5) years from the date hereof, subject to earlier termination or extension as provided in Sections 12, 13 and 14 hereof. The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been previously exercised, shall terminate and become null and void upon expiration of the term hereof.

         4. Time of Exercise of Option. Except as otherwise stated herein, the Option may be exercised, at any time during the period stated below, as to any part or all of the number of shares of the Common Stock shown below with respect to the applicable period, subject to adjustment as provided in Section 15 hereof; provided that, except as otherwise provided in Section 13 or Section 14 hereof, the Option may not be exercisable at any time by the Optionee unless the Optionee shall have been in the continuous employ or service of the Company or a Subsidiary either as an officer, director, employee, advisor or a combination thereof from the date hereof to the date of the exercise of the Option.

                                                     Maximum Percentage of Shares of Common Stock that
Option Exercise Period                            Optionee May Purchase Pursuant to Option By End of Period
----------------------                            ---------------------------------------------------------
From Date of Grant but before First
Anniversary of Date of Grant  . . . . . . . . . . . . . . . . . . . . . . .    0

From First Anniversary of Date of Grant
but before expiration of term of Option . . . . . . . . . . . . . . . . . .  100%





NON-QUALIFIED STOCK OPTION AGREEMENT - Page 1

         For purposes of this Agreement, the term "Subsidiary" shall mean any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         5. Acceleration and Exercise Upon Change of Control. Notwithstanding the provisions of Section 4 hereof, the exercise period set forth in Section 4 hereof shall be accelerated upon the occurrence of a Change of Control (as hereinafter defined) of the Company, or a threatened Change of Control of the Company, so that the Option shall thereupon become exercisable immediately in part or in its entirety by the Optionee, as the Optionee shall elect, subject to the condition that no Option shall be exercisable after the expiration of the term of the Option. For the purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if:

         (a) Any "person", including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 and the Rules and Regulations promulgated thereunder, is or becomes, through one or a series of related transactions or through one or more intermediaries, the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

         (b) As a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

         (c) Following the Date of Grant, the Company is merged or consolidated with another corporation and as a result of such merger or consolidation less than 40% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Company, other than (i) any party to such merger or consolidation, or (ii) any affiliates of any such party;

         (d) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding voting securities; or

         (e) The Company transfers more than 50% of its assets, or the last of a series of transfers result in the transfer of more than 50% of the assets of the Company, to another corporation that is not a wholly-owned corporation of the Company. For purposes of this subsection 5(e), the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the sum of the values attributed to (i) the Company's real properties as determined by an independent appraisal thereof and (ii) the net book value of all other assets of the Company, each taken as of the date of the Transaction involved.

         In addition, upon a Change of Control, any Options previously granted to the Optionee to the extent not already exercised may be exercised in whole or in part either immediately or at any time during the term of the Option as the Optionee shall elect.

         6. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the Option, the number of full shares in respect of which it is being exercised, shall be signed by the person or persons so exercising the Option, and shall contain the warranty, if any, required by Section 7(b) hereof. Such notice shall be accompanied by payment of the full purchase price of such shares and by this Agreement. The Company shall deliver a certificate or certificates representing such shares as soon as practicable after the aforesaid notice and payment of such shares shall be received, except





NON-QUALIFIED STOCK OPTION AGREEMENT - Page 2 as otherwise provided in Section 7(d) hereof. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option, or, if the Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising the Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 13 or Section 14 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable. In the event the Option shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on this Agreement the number of shares which has been exercised hereunder, the number of shares that remain exercisable hereunder, and return this Agreement to the holder hereof.

         7.      Limitation on Exercise of Option and Compliance with
                 Securities Laws.

         (a) Limitation on Exercise. The Option is subject to the requirement that, if at any time the Board of Directors of the Company shall determine, in its sole discretion, that the listing, registration, or qualification of the shares of Common Stock subject to the Option upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of the Option or the issue or purchase of shares under the Option, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company. The Company agrees that it will use its best efforts to effect or obtain promptly any such listing, registration, qualification, consent or approval. The Committee shall have the right to impose such restrictions and limitations as it may deem advisable upon the exercise of this Option in order to satisfy any such regulatory requirements.

         (b) Investment Representation. Without limiting the generality of the provisions of Section 7(a) hereof, if and to the extent that the issuance of the shares of Common Stock pursuant to the exercise of the Option is deemed by the Board of Directors of the Company to be subject to the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities or "blue sky" laws, unless the shares of Common Stock to be issued upon the exercise of the Option shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue the shares of Common Stock covered by the exercise of the Option unless and until the Company receives an investment representation agreement in form acceptable to the Company and its counsel, which investment representation agreement shall have been duly executed by the Optionee and which shall contain the following representations and warranties of the Optionee: (i) the Optionee is acquiring the shares of Common Stock covered by the exercise of the Option for investment purposes only, for the Optionee's own account and not with a view toward resale or other distribution thereof, (ii) the Optionee is financially able to bear the economic risks of an investment in the Company, (iii) the Optionee has received no solicitation whatever regarding investment in the Company, (iv) the Optionee is knowledgeable and experienced with respect to stock investments in general and with respect to investments of a nature similar to an investment in the Company, and by reason of such knowledge and experience is capable of evaluating the merits and risks of, and making an informed business decision with regard to, an investment in the Company, (v) the Optionee , prior to exercising the Option, has received all the information that the Optionee deemed necessary to make an informed investment decision with respect to an investment in the Company, and (vi) the Optionee understands that the shares of Common Stock issued upon exercise of the Option must be held indefinitely unless such shares are registered under the Securities Act or an exemption from such registration is available.

         (c) Restrictive Legend on Stock Certificate. The Optionee acknowledges that, unless the shares of Common Stock issuable upon exercise of the Option have been registered under the





NON-QUALIFIED STOCK OPTION AGREEMENT - Page 3

Securities Act, the Company will place a legend on the certificate evidencing such Common Stock restricting the transfer thereof, which legend shall be substantially as follows:

         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW BUT HAVE BEEN ACQUIRED FOR THE PRIVATE INVESTMENT OF THE HOLDER HEREOF AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL THAT REGISTRATION UNDER SUCH SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED OFFER, SALE OR TRANSFER.

         (d) Delay in Issuance of Shares. The Company shall have no obligation to issue a certificate to the Optionee evidencing ownership of the shares of Common Stock covered by the exercise of the Option until such time as the Optionee has complied with or satisfied all of the applicable provisions of this Agreement and the Plan, and the Company may delay the issuance of a certificate to the Optionee evidencing such shares without liability to the Optionee until the Optionee has complied with or satisfied all of the applicable provisions of this Agreement and the Plan.

         8. Medium and Time of Payment. The purchase price of the shares as to which the Option shall be exercised shall be paid in full, at the time of exercise, either (i) in cash to the Company, (ii) by tendering to the Company shares of the Company's Common Stock having a fair market value (as of the date of receipt of such shares by the Company) equal to the purchase price for the number of shares of Common Stock purchased, or (iii) partly in cash and partly in shares of the Company's Common Stock valued at fair market value as of the date of receipt of such shares by the Company.

         9. Rights as a Shareholder. The holder of the Option shall have no rights as a shareholder of the Company with respect to the shares covered by the Option until the due exercise of the Option and the date of the issuance of one or more stock certificates to the holder for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15 hereof.

         10. Nontransferability. The Option shall not be transferable otherwise than by Will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee or by the Optionee's court appointed guardian as set forth in Section 14 hereof. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect and shall terminate the Option.

         11. Service to Company or Subsidiary. In consideration of the granting of the Option and regardless of whether or not the Option shall be exercised, if the Optionee was an employee of the Company or a Subsidiary as of the Date of Grant, the Optionee agrees to remain in the employ of the Company or a Subsidiary for a period of at least one (1) year from the date hereof; and, during such employment, the Optionee shall devote such time, energy and skill to the service of the Company or a Subsidiary as may be required by the Board of Directors thereof, subject to vacations, sick leaves and other approved absences and the provisions of any written employment agreement between the Company or Subsidiary and the Optionee.





NON-QUALIFIED STOCK OPTION AGREEMENT - Page 4

Such employment, subject to the provisions of any written employment agreement between the Company or Subsidiary and the Optionee, shall be at the pleasure of the Board of Directors of the Company or Subsidiary and at such compensation as the Board of Directors of the Company or Subsidiary, as appropriate, shall reasonably determine. In consideration of the granting of the Option and regardless of whether or not the Option shall be exercised, if the Optionee was an advisor or director of the Company or a Subsidiary as of the Date of Grant, the Optionee shall agree to act as an advisor or director of the Company or a Subsidiary, as applicable, for a period of at least one (1) year from the date hereof. Such service shall be at the pleasure of the Board of Directors or shareholders of the Company or Subsidiary and at such compensation as the Board of Directors of the Company or Subsidiary shall reasonably determine. Notwithstanding the preceding, nothing in this Agreement shall be construed as constituting a commitment, guarantee, arrangement or understanding of any kind or nature that the Company or a Subsidiary will continue to employ, retain or elect or designate the Optionee in any capacity; nor shall this Agreement affect in any way the right of the Company or a Subsidiary to terminate the employment, association, designation or official capacity, if any, of the Optionee at any time with or without cause, subject to the provisions of any written employment agreement between the Company or Subsidiary and the Optionee.

         12. Termination of Service. The Option (and any other Option or Options held by the Optionee to the extent not previously exercised) shall immediately terminate in the event that either (i) the employment of the Optionee as an officer, employee or advisor of the Company or a Subsidiary shall be terminated (otherwise than by reason of death or disability), or (ii) the Optionee is removed or resigns as an officer or Director of the Company or a Subsidiary (otherwise than by reason of disability). So long as the Optionee shall continue to be an employee, officer, director or advisor of the Company or Subsidiary, the Option shall not be affected by any change of duties or position.

         13. Death of Optionee. If the Optionee shall die while employed by the Company or Subsidiary as an officer, employee or advisor, or if the Optionee shall die while a director of the Company or a Subsidiary, the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date of the Optionee's death) by a legatee or legatees of the Optionee under the Optionee's duly probated Last Will and Testament, or by the Optionee's duly appointed personal representative, at any time within one (1) year after the death of the Optionee, subject to the condition that no Option may be exercised after five (5) years from the Date of Grant.

         14. Disability of Optionee. If the Optionee's employment by the Company or a Subsidiary is terminated by reason of the Disability (as hereinafter defined) of the Optionee, or if the Optionee was an officer, director or advisor of the Company or a Subsidiary and the Optionee ceases to serve as an officer or director thereof or advisor thereto by reason of the Disability of the Optionee, the Option may be exercised (to the extent that the Optionee shall have been entitled to do so at the date the Optionee's position with the Company or a Subsidiary was terminated due to the Disability of the Optionee) by the Optionee or the Optionee's court appointed guardian at any time within one (1) year after the Optionee ceased to be an employee, director or advisor of the Company or a Subsidiary, subject to the condition that no Option may be exercised after five (5) years from the Date of Grant. For purposes of this Agreement, the term "Disability" shall mean the inability of the Optionee to fulfill the Optionee's obligations to the Company or Subsidiary by reason of any physical or mental impairment which can be expected to result in death or which has endured or can be expected to endure for a continuous period of not less than twelve (12) months as determined by a physician acceptable to the Compensation Committee of the Board of Directors of the Company.

         15. Adjustments upon Changes in Capitalization. The number of shares of Common Stock covered by the Option, and the price per share thereof in such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.





NON-QUALIFIED STOCK OPTION AGREEMENT - Page 5

         In the event the Company shall be the surviving corporation in any merger or consolidation, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, shall cause the Option to terminate as of a date to be fixed by the Committee (which date shall be as of or prior to the effective date of any such dissolution or liquidation or merger or consolidation); provided, that not less than thirty (30) days written notice of the date so fixed as such termination date shall be given to the Optionee, and the Optionee shall, in such event, have the right, during the said period of thirty (30) days preceding such termination date, to exercise the Option in whole or in part in the manner set forth in the Plan and above.

         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments, if any, shall be appropriately made by the Compensation Committee appointed and designated by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. The Company shall give timely notice of any adjustments made to the Optionee.

         Except as hereinabove expressly provided in this Section 15, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option.

         Without limiting the generality of the foregoing, no adjustment shall be made with respect to the number or price of shares subject to the Option upon the occurrence of any of the following events:

                 (a) The grant or exercise of any other options which may be granted or exercised under any qualified or non-qualified stock option plan or under any other employee benefit plan of the Company whether or not such options were outstanding on the Date of Grant of the Option or thereafter granted;

                 (b) The sale of any shares of Common Stock in the Company's initial or any subsequent public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the underwriter in connection with such offering;

                 (c) The issuance, sale or exercise of any warrants to purchase shares of Common Stock whether or not such warrants were outstanding on the Date of Grant of the Option or thereafter issued;

                 (d) The issuance or sale of rights, promissory notes or other securities convertible into shares of Common Stock in accordance with the terms of such securities ("Convertible Securities") whether or not such Convertible Securities were outstanding on the Date of Grant of the Option or were thereafter issued or sold;

                 (e) The issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the purchase price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the Date of Grant of the Option or were thereafter issued or sold; or

                 (f) Upon any amendment to or change in the terms of any rights or warrants to subscribe for or purchase, or options for the purchase of, Common Stock or Convertible Securities or in the terms of any Convertible Securities, including, but not limited to, any extension of any expiration date of any such right, warrant or option, any change in any exercise or purchase price provided for in any such right, warrant or option, any extension of any date through which any Convertible Securities





NON-QUALIFIED STOCK OPTION AGREEMENT - Page 6 are convertible into or exchangeable for Common Stock or any change in the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock.

         16. No Obligation to Exercise. The granting of the Option hereof shall impose no obligation upon the Optionee to exercise such Option.

         17. Withholding. Whenever the Optionee shall recognize compensation income as a result of the exercise of any Option granted hereunder, the Optionee shall remit in cash to the Company or Subsidiary the minimum amount of federal income and employment tax withholding which the Company or Subsidiary is required to remit to the Internal Revenue Service in accordance with the then applicable provisions of the Internal Revenue Code of 1986, as amended. The full amount of such withholding shall be paid by the Optionee simultaneously with the award or exercise of an Option.

         18. Stock Appreciation Rights. In the event the Optionee receives an alternate stock appreciation right ("SAR") with respect to each share of Common Stock covered by this Option permitting the Optionee to be paid the appreciation on the Option in lieu of exercising the Option, the exercise of any such SAR shall cancel and terminate the right to purchase an equal number of shares covered by this Option.

         19. Reservation of Stock. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable.

         20. General. This Agreement may not be modified, altered, amended, or terminated except by the written agreement of all of the parties. If a court of competent jurisdiction determines that any provision contained in this Agreement is void, illegal or unenforceable, the other provisions shall remain in full force and effect and the provision held to be void, illegal or unenforceable shall be limited so that it shall remain in effect to the extent permissible by law. The parties agree to perform all acts and execute all instruments necessary or appropriate to carry out the terms of this Agreement. This Agreement is made and is performable in St. Tammany Rouge Parish, and shall be governed by the laws of the State of Louisiana. This Agreement sets forth the entire understanding of the parties with respect to the purchase and sale of the shares of the Common Stock pursuant to a stock option and supersedes all prior representations, understandings and agreements, oral or written, made between the parties effecting the stock of the Company to be issued pursuant to this Agreement and all such prior representations, understandings and agreements are hereby terminated. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 KARTS INTERNATIONAL INCORPORATED


                                 By:
                                    ----------------------------------------
                                    V. Lynn Graybill, Chairman of the Board,
                                    President and Chief Executive Officer


                                OPTIONEE:


                                --------------------------------------------




NON-QUALIFIED STOCK OPTION AGREEMENT - Page 7